Exhibit 3.173

CERTIFICATE OF FORMATION

OF

ARAMARK UNIFORM ACQUISITION II, LLC

1. The name of the limited liability company (the “Company’) is

ARAMARK Uniform Acquisition II, LLC

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the Company is to engage in any and all business in which limited liability companies are permitted under the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 27th day of February 2002.

ARAMARK UNIFORM ACQUISITION II, LLC

By:	/s/ Lilly Dorsa
Lilly Dorsa Organizer

CERTIFICATE OF AMENDMENT

OF

ARAMARK UNIFORM ACQUISITION II, LLC

1. The name of the limited liability company is ARAMARK Uniform Acquisition II, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended to change the name of the company as stated in Article One, so that Article One shall read as follows:

The name of the limited liability company is

ARAMARK UNIFORM SERVICES (ROCHESTER) LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ARAMARK Uniform Acquisition II, LLC this 27th day of October, 2003.

/s/Alexander P. Marino
Alexander P. Marino Vice President